UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  May 7, 2012

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, Transcat, Inc. (the “Company”) entered into an Agreement for Severance Upon Change in Control (the “Agreement”) with Lee D. Rudow, the Company’s Chief Operating Officer.

The Agreement entitles Mr. Rudow to certain payments and benefits if there is a Change in Control of the Company and Mr. Rudows’s employment is terminated for any reason (other than voluntary resignation, death, total disability, normal retirement or termination for certain reasons) during the 24 month period following the agreement for or announcement of the proposed Change in Control. In this event, Mr. Rudow will be entitled to his full salary, bonus (at standard) and benefits (to the extent his continued participation is possible under the general terms and provisions of such plans and programs) for a period of 24 months following the date of termination of his employment. In addition, all stock grants, option grants, stock appreciation rights or similar equity arrangements or long-term performance awards (to be settled in either equity or cash) will immediately vest and any option exercise periods will be extended for the term of the option.

Change in Control is defined in the Agreement to occur upon any of the following events:

(i)	the Company is merged or consolidated with another entity and as a result less than 50% of the outstanding voting securities of the surviving or resulting entity is then owned in the aggregate by the former shareholders of the Company;

(ii)	as a result, or in connection with, any tender offer or exchange offer, merger or other business combination, or sale or other disposition of assets, or any combination of these transactions, the individuals who constitute the board of directors of the Company before any such transaction does not constitute a majority of the board of directors of the surviving or resulting entity;

(iii)	a tender offer or exchange offer for the ownership of securities of the Company representing over 25% of the combined voting power of the Company’s then outstanding voting securities is made and consummated;

(iv)	any “person,” including a “group” within the meaning of Section 13(d)(3) of the Securities Act of 1934, as amended, but excluding any employee stock ownership plan or similar employee benefit plan of the Company, is or becomes, directly or indirectly, the beneficial owner of securities of the Company representing over 25% of the combined voting power of the Company’s then outstanding voting securities; or

(v)	the Company transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of the Company.

The Agreement does not affect any other payment Mr. Rudow would otherwise be entitled to receive on the effective date of termination of his employment, all of which will be paid to him in accordance with the terms of each obligation.

The full text of the Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement for Severance Upon Change in Control by and between Transcat, Inc. and Lee D. Rudow dated as of May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: May 11, 2012	By:	/s/ Charles P. Hadeed
Charles P. Hadeed
President and Chief Executive Officer